Exhibit 99.1

Bispecific GD2 Antibody In Vivo Data to be Presented at ASH

New York, NY, November 1, 2018 (GLOBE NEWSWIRE) — Y-mAbs Therapeutics, Inc. (the “Company” or “Y-mAbs”) (Nasdaq:YMAB) a late-stage clinical biopharmaceutical company focused on the development and commercialization of novel, antibody-based therapeutic products for the treatment of cancer, today announced that Dr. Jeong A Park from the Department of Pediatrics of Memorial Sloan-Kettering Cancer Center (MSK) will present preclinical data from the Company’s bispecific GD2 antibody in a poster presentation at the American Society of Hematology (ASH) Annual Meeting and Exposition in San Diego, CA on December 3, 2018, at 9:00 PM Eastern. An abstract of the poster presentation will be made available online by ASH on November 1, 2018 at 12:00 PM Eastern.

Bispecific GD2 antibodies were tested in solid tumors in preclinical models with T-cells and were shown to exert anti-tumor effect against GD2(+) tumor xenografts or PDX tumors. Further, the bispecific GD2 antibodies induced rapid and quantitative T-cell homing to tumors, mediating antibody dependent T-cell mediated cytotoxicity (ADTC) against GD2, and were shown to infiltrate tumors with little to no immune response, also known as cold tumors.

About Y-mAbs

Y-mAbs is a late-stage clinical biopharmaceutical company focused on the development and commercialization of novel, antibody-based therapeutic products for the treatment of cancer. The Company has a broad and advanced product pipeline, including two pivotal-stage product candidates—naxitamab and omburtamab—which target tumors that express GD2 and B7-H3, respectively.

Forward-Looking Statements

Statements in this press release about future expectations, plans and prospects, as well as any other statements regarding matters that are not historical facts, may constitute “forward-looking statements” within the meaning of The Private Securities Litigation Reform Act of 1995. Such statements include, but are not limited to, statements about orphan drug- and other regulatory approvals, clinical trial timing and plans, the achievement of clinical and commercial milestones, future financial and operating results, business strategies, market opportunities, financing, and other statements that are not historical facts. Words such as ‘‘anticipate,’’ ‘‘believe,’’ ‘‘continue,’’ ‘‘could,’’ ‘‘estimate,’’ ‘‘expect,’’ ‘‘intend,’’ ‘‘may,’’ ‘‘might,’’ ‘‘plan,’’ ‘‘potential,’’ ‘‘predict,’’ ‘‘project,’’ ‘‘should,’’ ‘‘target,’’ ‘‘would’’ and similar expressions are intended to identify forward-looking statements, although not all forward-looking statements contain these identifying words. Our product candidates and related technologies are novel approaches to cancer treatment that present significant challenges. Actual results may differ materially from those indicated by such forward-looking statements as a result of various factors, including but not limited to: risks associated with the Company’s development work, including any delays or changes to the timing, cost and success of our product development activities and clinical trials including if we encounter difficulties enrolling patients in our clinical trials; the risks of delays in FDA and/or EU approval of our drug candidates or failure to receive approval; the risks related to commercializing any approved new pharmaceutical product including the rate and degree of market acceptance of our product candidates; development of our sales and marketing capabilities and risks associated with failure to obtain sufficient reimbursement for our products; our inability to enter into collaboration or alliances with partners; risks associated with protection of our intellectual property rights; and other risks and uncertainties affecting the Company including those described in the “Risk Factors” section included in our Registration Statement on Form S-1 declared effective by the SEC on September 20, 2018 and in our other SEC filings. Any forward-looking statements contained in this press release speak only as of the date hereof, and the Company undertakes no obligation to update any forward-looking statement, whether as a result of new information, future events or otherwise.

Contact:

Y-mAbs Therapeutics, Inc.
230 Park Avenue, suite 3350
New York, NY 10169
USA

+1 646 885 8505

E-mail: info@ymabs.com